United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 13, 2006
Endeavour International Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-32212 (Commission file Number)	88-0448389 (I.R.S. Employer Identification No.)
1000 Main, Suite 3300, Houston, Texas 77002
(Address of principal executive offices) (Zip code)
(713) 307-8700
Registrant’s telephone number, including area code
None
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐  Written communications pursuant to Rule 425 under the Securities Act.
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Endeavour International Corporation
ITEM 7.01. Regulation FD Disclosure.
Attached as Exhibit 99.1 to this Current Report on Form 8-K is a slide presentation, which the Company presented to investors on September 13, 2006. The slide presentation is incorporated herein by reference.
The information under Item 7.01 in this Current Report on Form 8-K, including the exhibits hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference. The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination by the Company that the information under Item 7.01 in this Current Report on Form 8-K is complete or that investors should consider this information before making an investment decision with respect to any security of the Company.
ITEM 9.01. Financial Statements and Exhibits.
(c)      Exhibits.
99.1      Endeavour presentation given to investors on September 13, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Endeavour International Corporation
By: /s/ Lance Gilliland
Lance Gilliland
Chief Financial Officer
Date: September 13, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Endeavour presentation given to investors on September 13, 2006.